Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 2, 2014, except for the last paragraph in Note 16, as to which the date is August 29, 2014, relating to the consolidated financial statements, which appears in Tokai Pharmaceuticals, Inc.’s Registration Statement on Form S-1 (No. 333-198052) dated September 2, 2014.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
November 20, 2014